Exhibit 99.h11

Amendment No. 7

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 7 To Transfer Agency and Shareholder Services Agreement ("Amendment No. 7"), dated as of July 5, 2018 ("Effective Date"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and GuideStone Funds (the "Trust"), on its own behalf and on behalf of each of its Portfolios listed on Schedule B.

Background

BNYM and the Trust previously entered into the Transfer Agency and Shareholder Services Agreement, made as of December 14, 2012 ("Original Agreement"), Amendment No. 1 to Transfer Agency and Shareholder Services Agreement, dated as of January 1, 2014, Amendment No. 2 to Transfer Agency and Shareholder Services Agreement, dated as of April 30, 2015, Amendment No. 3 To Transfer Agency And Shareholder Services Agreement, dated as of May 1, 2016, Termination Amendment To Transfer Agency And Shareholder Services Agreement, dated as of December 31, 2016, Amendment No. 5 to Transfer Agency and Shareholder Services Agreement, dated as of May 1, 2017, and Amendment No. 6 to Transfer Agency and Shareholder Services Agreement, dated as of June 1, 2017 (collectively, the "Current Agreement").

Terms

IN CONSIDERATION of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.          Modifications to Current Agreement.  The Current Agreement is hereby amended as follows:

(a)          A new Section 2.12(a)(xiii), which reads in its entirety as set forth immediately below, is added to Schedule C:

(xiii)	engage in, or attempt to engage in, vulnerability assessments or penetration testing of the BNYM System of any nature, "ethical hacking", "white hat hacking" or similar hacking of the BNYM System of any nature, or any other process or procedure intended to identify or exploit flaws, vulnerabilities or weaknesses in the BNYM System, or otherwise engage in or attempt to engage in any activity to use, access or test or expose the BNYM System other than access and use authorized by BNYM in accordance with security measures and access methods approved by BNYM.

(b)          New Sections 6.17, 6.18 and 6.19, which read in their entirety as set forth immediately below, are added to Schedule C:

6.17        Internet and Mobile Applications.  In connection with the use of any device by the Company or a Permitted User which utilizes a wireless connection, whether to a router or other computer equipment or to a wireless telecommunications network or system, in whole or in part to access the BYNM System directly or through the Internet, BNYM shall not be responsible in any respect for the functions or malfunctions of such telecommunications network or system or wireless connection or for the loss of personal information or Security Codes or for events of identity theft occurring through such telecommunications network or system or wireless connection.

6.18.       Requirement For Written Consent or Written Release.  No failure to act, no omission, no failure to respond, object or deny consent, and no other instance of an absence of action or communication (collectively, "Forbearance") shall be construed as a consent or waiver (implied, constructive, deemed or otherwise) under this Schedule C.  Any conduct (as defined in the Main Agreement) not expressly permitted by this Schedule C, notwithstanding any number of occurrences of the conduct, any number of requests to engage in the conduct, any failures of BNYM to discover the conduct and any number of related Forbearances, shall be prohibited in the absence of a written consent to the conduct or a written waiver of a relevant prohibition or restriction.

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6.19        Aggregation And Other Third Party Services.

(a)        In the event (i) BNYM facilitates connectivity with, develops or implements functionality, APIs, transmission protocols or any other technological service, product or item that permits or enables a third party acting on behalf of the Company or a Permitted User to access or use a Component System or any part of the BNYM System for any purpose ("Connected Component"), including without limitation to access, use, extract, retrieve, input or modify Company Data or other confidential, private or personal information of the Company or a Permitted Use or to conduct financial or non-financial transactions (such access and use being an "Investment Service", and such third party being an "Investment Service Provider"), (ii) Company elects to access and use or permit Permitted Users to access and use a Connected Component, and (iii) in connection therewith the Company or a Permitted User furnishes one or more Security Codes to the Investment Service Provider:

(1)	Company acknowledges that in order to permit an Investment Service Provider to provide an Investment Service BNYM may implement or operate information security processes, procedures, features or characteristics with respect to the Connected Component that differ from the information security processes, procedures, features and characteristics it maintains for some or all of the other components of the BNYM System ("Security Differences") and in consideration for its access and use of a Connected Component or for BNYM permitting Permitted Users to access and use a Connected System it consents to the existence of the Security Differences and agrees that the Security Differences do not constitute negligence or other Liable Conduct on the part of BNYM; and

(2)	Company agrees that BNYM bears no liability or responsibility of any nature to Company for any Loss or other consequences arising to any extent from any access to or use of a Connected Component by or through an Investment Service Provider's technology system, and that it shall indemnify and defend BNYM in accordance with the terms of Section 12 of the Main Agreement for all Loss incurred by BNYM or its affiliates arising to any extent from any access to or use of a Connected Component by or through an Investment Service Provider's technology system.

(b)           BNYM bears no liability or responsibility for Loss or other consequences arising from the use of a Security Code established by or for the Company or a Permitted User by any person not specifically permissioned by the Security Code to access and use the BNYM System or any of its Component Systems or from the use of such Security Code other than as specifically permissioned by the Security Code.

(c)          Schedule B is deleted and replaced in its entirety with the Schedule B attached to Amendment No. 7 to Transfer Agency and Shareholder Services Agreement, dated as of July 5, 2018, between BNYM and the Trust.

(d)         Exhibit 1 to Schedule C is deleted and replaced in its entirety with the Exhibit 1 to Schedule C attached to Amendment No. 7 To Transfer Agency And Shareholder Services Agreement, dated as of July 5, 2018, between BNYM and the Trust.

2.           Remainder of Current Agreement.  Except as specifically modified by this Amendment No. 7, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.            Governing Law.  The governing law of the Current Agreement shall be the governing law of this Amendment No. 7.

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4.            Entire Agreement.  This Amendment No. 7 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

5.            Facsimile Signatures; Counterparts.     This Amendment No. 7 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment No. 7 or of executed signature pages to this Amendment No. 7 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 7.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By: _________________________________

Name: ______________________________

Title: _______________________________

GuideStone Funds

On its own behalf and on behalf of each Fund,

each in its individual and separate capacity

By: __________________________________

Name: Melanie Childers

Title: Vice President – Fund Operations

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SCHEDULE B

(Dated: June __, 2018)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency and Shareholder Services Agreement dated as of December 14, 2012 between BNY Mellon Investment Servicing (US) Inc. and GuideStone Funds.

FUND	CLASS

TARGET DATE FUNDS

MyDestination 2015 Fund	Institutional
MyDestination 2015 Fund	Investor
MyDestination 2025 Fund	Institutional
MyDestination 2025 Fund	Investor
MyDestination 2035 Fund	Institutional
MyDestination 2035 Fund	Investor
MyDestination 2045 Fund	Institutional
MyDestination 2045 Fund	Investor
MyDestination 2055 Fund	Institutional
MyDestination 2055 Fund	Investor

ASSET ALLOCATION FUNDS
Aggressive Allocation Fund	Institutional
Aggressive Allocation Fund	Investor
Balanced Allocation Fund	Institutional
Balanced Allocation Fund	Investor
Conservative Allocation Fund	Institutional
Conservative Allocation Fund	Investor
Growth Allocation Fund	Institutional
Growth Allocation Fund	Investor

SELECT FUNDS
Defensive Market Strategies Fund	Institutional
Defensive Market Strategies Fund	Investor
Emerging Markets Equity Fund	Institutional
Emerging Markets Equity Fund	Investor
Equity Index Fund	Institutional
Equity Index Fund	Investor
Extended-Duration Bond Fund	Institutional
Extended-Duration Bond Fund	Investor
Strategic Alternatives Fund	Institutional
Strategic Alternatives Fund	Investor
Global Bond Fund	Institutional
Global Bond Fund	Investor
Growth Equity Fund	Institutional
Growth Equity Fund	Investor
Global Natural Resources Equity Fund[1]	Investor
Inflation Protected Bond Fund[2]	Institutional
Inflation Protected Bond Fund[2]	Investor
International Equity Fund	Institutional
International Equity Fund	Investor
International Equity Index Fund	Institutional
Low-Duration Bond Fund	Institutional
Low-Duration Bond Fund	Investor
Medium-Duration Bond Fund	Institutional
Medium-Duration Bond Fund	Investor
Money Market Fund	Institutional
Money Market Fund	Investor
Global Real Estate Securities Fund	Institutional
Global Real Estate Securities Fund	Investor
Small Cap Equity Fund	Institutional
Small Cap Equity Fund	Investor
Value Equity Fund	Institutional
Value Equity Fund	Investor

___________________

1 Liquidated September 22, 2017. Will not appear on future Schedule B.

2 Liquidated February 9, 2018. Will not appear on future Schedule B.

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EXHIBIT 1 TO SCHEDULE C

AdvisorCentral

A portal for trusts, financial advisors, broker/dealers and other financial intermediaries to view mutual fund and client account data on the transfer agent mainframe via the Internet if permitted access by Company and for Company back offices to view the same data.

ACE

ACE Settlement (Automated Control Environment) - Performs automated mutual fund settlement, dividend settlement, tax withholding tracking, and gain loss settlement and produces the supersheet that contains a summary of dollar and share activities. Includes in the foregoing all estimation functions previously performed by ACE Estimate.

AHD	(Automated Help Desk) - a Web based help desk application used to log and track transactional issues.

AOS

AOS (Advanced Output Solutions) Digital Reports - Provides access to and the ability to print certain print/mail output generated by the Document Solutions system in connection with services provided to customers of clients, such as customer statements, customer confirmations and customer tax forms.

CMS*

(Customer Management Suite) - the combination of functionalities, systems and subsystems which together provide the following capabilities: workflow management, electronic document processing, integrated Web-based front-end processing, customer relationship management and automated servicing of brokers and investors. The principal subsystems are Correspondence, Customer Relationship Manager (automates call center activities), Image and Operational Desktop and includes E-Forms.

DAZL

(Data Access Zip Link) - application which extracts broker/dealer data at the representative level, branch level and broker/dealer level and third party administrator data from the transfer agent mainframe and transmits it to Company designated end users for viewing.

DealMan

(Deal Manager) - third party application providing an intermediary oversight customer relationship management tool that promotes a higher level of governance in the management of intermediaries and counterparties through streamlined and detailed document management, data analytics and board reporting.  It includes a document vault to store compliance documentation such as contracts, intermediary questionnaires, and Financial Intermediary Controls and Compliance Assessment Framework (FICCA) results. Fees (i.e., 12b-1 and sub-TA) and other data points can be reviewed across multiple intermediaries. Quantitative metrics from both FeeMan and 22c-2 System are included in the dashboard analytics when a user also subscribes to those products.  Risk profiles can be created using custom data points allowing the user to rate counterparties for purposes of determining firms that merit heightened scrutiny during annual reviews.

DRAS

(Data Repository and Analytics Suite) - a relational data base for management reporting which consists of the Company's entire customer information base as copied nightly from the transfer agent mainframe and includes an integrated reporting tool.

FeeMan

(Fee Manager) - third party application that facilitates the management, processing and payment of  amounts owed by Funds to financial intermediaries as distribution expenses through: mapping and automatic loading of invoices, comparison of current invoice to past invoices and available subaccounting and transfer agency records, accrual and payment of fund-designated fees without invoices, export of approved payments to third party fulfillment or DTCC settlement system or automated payment from Fund transfer agency accounts, allocation of payments to specific funding sources, modeling of fees and comparison of model to historical data, historical fee analytic capability, invoice analytics that detect invoice variance trends; analytic reports.

FPT

(Fund Pricing Transmission) (formerly known as PRAT) - application that receives fund price and rate information from fund accounting agents on a nightly basis, edits and performs quality control checks on the information, then uploads the prices and rates to the mainframe recordkeeping system, allows the user the ability to view, enter, upload, download, and print price/rate information.

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FSR

(Full Service Retail) - principal transfer agent mainframe system which performs comprehensive processing and shareholder recordkeeping functions, including: transaction processing (purchases, redemptions, exchanges, transfers, adjustments, and cancellations), distribution processing (dividends and capital gains), commission processing and shareholder event processing (automatic investment plans, systematic withdrawal plans, systematic exchanges); creating and transmitting standard and custom data feeds to support printed output (statements, confirmations, checks), sales and tax reporting.  FSR interfaces and exchanges data with various surround systems and subsystems and includes a functionality providing for direct online access. Also includes a functionality that temporarily stores systems-generated reports electronically before being transferred to COLD.

IAM

(Internet Account Management, also known as NextGen) - application permitting account owners via the Internet to view account information and effect certain transactions and account maintenance changes and includes administrator site.

NSCC*

(National Securities Clearing Corporation) - application allowing web-based utility at user's desktop to support processing linked to NSCC activity, including networking, Fund/SERV, DCC&S, Commission/SERV, mutual fund profile, and transfer of retirement assets, and includes NEWS (NSCC Exception Workflow Processing) which provides for the inputting of reject and exception information to the NSCC system.

Mobius	Document management system that provides for the storage and retrieval of reports generated on a mainframe. Mobius replaced COLD.

OOM

(Online Output Management) - functionality permitting user to view within the Document Solutions processing system (performs print mail and tax form production and fulfillment services) the location of a specific output, such as a confirmation or statement, in the Document Solutions work flow.

TLM

Centralized, automated, reconciliation platform and governance structure supporting reconciliation as an enterprise-wide business service which has the ability to reconcile cash, asset positions and transactions, real-time trade confirmations, and market value. TLM replaced RECONPlus.

TRS

(Tax Reporting Service) - functionality performing all applicable federal and state tax reporting (tax form processing and corrections), tax-related information reporting, and compliance mailings (including W-9, W-8, RMD, B-Notice, and C-Notice).

22c-2 System

Third party data warehousing, analytic and administrative applications together with the related software, interfaces, functionalities, databases and other components provided by BNYM to assist fund sponsors and their principal underwriters in satisfying requirements imposed by Rule 22c-2.

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*	For clarification: Company or a Permitted User may be given a right to access and use one or more separable components of this system rather than the entire system and any right to access and use one of more of such separable components is limited to the functionalities of the separable components even if certain of functionalities of the separable components may include integration points with functionalities of other system components.

[End to Exhibit 1 to Schedule C]

[End to Schedule C]

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